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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Famous Dave's of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAMOUS DAVE’S OF AMERICA, INC.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2006
TO THE SHAREHOLDERS OF FAMOUS DAVE’S OF AMERICA, INC.:
      Please take notice that the annual meeting of shareholders of Famous Dave’s of America, Inc. (the “Annual Meeting”) will be held, pursuant to due call by the Board of Directors of the Company, at the Famous Dave’s Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Wednesday, May 10, 2006, at 9:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2006; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.
      Pursuant to due action of the Board of Directors, shareholders of record on March 20, 2006 will be entitled to vote at the meeting or any adjournments thereof. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.
      A proxy for the annual meeting is enclosed herewith. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

By Order of the Board of Directors

Diana G. Purcel
Secretary
April 11, 2006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 10, 2006
PROXY STATEMENT
VOTING AND REVOCATION OF PROXY
PROXIES AND VOTING
ELECTION OF DIRECTORS (Proposal One)
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
Executive Officers of the Company
STOCK PERFORMANCE GRAPH
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)
OTHER MATTERS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CERTAIN TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSALS OF SHAREHOLDERS
DISCRETIONARY PROXY VOTING AUTHORITY/ UNTIMELY SHAREHOLDER PROPOSALS
SOLICITATION

Famous Dave’s of America, Inc.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343

PROXY STATEMENT

Annual Meeting of Shareholders to be Held
May 10, 2006
VOTING AND REVOCATION OF PROXY
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave’s of America, Inc. (periodically referred to herein as “Famous Dave’s” and the “Company”) to be used at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 10, 2006, at 9:00 a.m. at the Famous Dave’s Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2006; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.
      The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 11, 2006. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on March 20, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting or any adjournments thereof.
PROXIES AND VOTING
      Only holders of record of the Company’s Common Stock at the close of business on March 20, 2006, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 10,608,583 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.
      Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.

      All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this Proxy Statement and for ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm unless a contrary choice is specified. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.
      The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this Proxy Statement and “FOR” the ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal 2006.
      While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

ELECTION OF DIRECTORS
(Proposal One)
      The Board of Directors currently consists of six (6) directors, each of which has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of shareholders, or until his or her successor is elected and shall have qualified.
      The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	for the Past Five Years and Directorships of Public Companies	Since

F. Lane Cardwell, Jr. Age 53	F. Lane Cardwell, Jr. has spent over 25 years in the restaurant industry, most recently as the President of Eatzi’s Market and Bakery from June 1996 to June 1999. Prior to joining Eatzi’s in 1996, Mr. Cardwell was Executive Vice President, Chief Administrative Officer and a member of the Board of Directors of Brinker International, Inc. Mr. Cardwell is also a director of P. F. Chang’s China Bistro, Inc., a publicly traded company, and serves on its Audit and Compensation Committees.	2003

K. Jeffrey Dahlberg Age 52	K. Jeffrey Dahlberg has served as Chairman of the Company’s Board of Directors since December 2003. Mr. Dahlberg also serves as President of Sugarloaf Ventures, Inc. a business development and investment firm. Mr. Dahlberg, who co-founded Grow Biz International, Inc. in 1990, served as its Chairman from inception until March 2000 and as its Chief Executive Officer from 1999 until March 2000.	2001

David Goronkin Age 43	David Goronkin has served as President and Chief Executive Officer and a member of the Company’s Board of Directors since August 2003. Prior to joining the Company, Mr. Goronkin was an executive officer of Buffets, Inc., serving as its Chief Operating Officer from August 2000 to July 2003 and Executive Vice President of Operations from October 1996 to August 2000. Mr. Goronkin had also served as a director of Buffets since October 2000. From 1994 though 1996, Mr. Goronkin held several operations and franchise-related positions with HomeTown Buffet, Inc., including serving as its Vice President of Operations immediately prior to that company’s merger with Buffets, Inc. in 1996. From 1984 through 1994, Mr. Goronkin held a variety of operations and franchise support positions with Chi-Chi’s Mexican Restaurants.	2003

Mary L. Jeffries Age 48	Mary L. Jeffries became Chief Operating Officer to Petters Group Worldwide in 2005. Prior to joining Petters Group, she owned her own management consulting company focused in the areas of strategy, operations and finance. Ms. Jeffries served as a General Partner and Chief Operating Officer of St. Paul Venture Capital, an early-stage venture capital fund, from February 2001 until December 2003. From 1997 until she joined St. Paul Venture Capital, Ms. Jeffries served as Chief Operating Officer at the marketing and communications agency of Shandwick International. Ms. Jeffries, who was a Senior Auditor and Computer Audit Specialist at KPMG from 1979-1983, also served as Assistant Controller of Fairview Hospital and HealthCare Services from 1983-1988 and held positions as Managing Director, Chief Operating Officer and Controller at the public relations agency of Mona Meyer McGrath & Gavin from 1988-1997.	2003

Name and Age of	Principal Occupation, Business Experience	Director
Director and Nominee	for the Past Five Years and Directorships of Public Companies	Since

Richard L. Monfort Age 51	From 1991 to 1995, Richard L. Monfort served as Group Vice President and Chief Executive Officer of ConAgra Red Meats division, which had approximately $8 billion in annual pork and beef sales. From September 1995 to the present, Mr. Monfort has been engaged in the management of various private business and investment interests, including acting as managing partner of the Hyatt Grand Champions Hotel in Palm Springs, California, and being an owner of the Hilltop Steakhouse in Boston, Massachusetts and a partner in the Montera Cattle Company. Since 1997, Mr. Monfort has served as Vice Chairman of the Colorado Rockies, a professional baseball team.	1996

Dean A. Riesen Age 49	Appointed as a director in March 2003, Dean A. Riesen founded an investment firm, Riesen & Company, of which he has served as Managing Partner since 2001. Prior to that, Mr. Riesen served as Chief Financial Officer of Carlson Holdings, Inc. (parent of Carlson Companies, Inc. and T.G.I. Friday’s, Inc.) from 1999-2001. Mr. Riesen was also President & CEO of Tonkawa, Inc. from 1999-2001 and President, CEO, and General Partner of Carlson Real Estate Company from 1985-2001. Mr. Riesen served on Carlson Companies’ Investment Committee from 1989-1999. Mr. Riesen was a member of Thomas Cook Holdings LTD (U.K.) Board of Directors and a member of its Audit Committee.	2003

EXECUTIVE COMPENSATION
      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each individual serving as Chief Executive Officer of the Company during the fiscal year ended January 1, 2006; and (ii) each individual that served as an executive officer of the Company at the end of the fiscal year ended January 1, 2006 who received in excess of $100,000 in salary and bonus during such fiscal year (the “Named Executives”).
SUMMARY COMPENSATION TABLE

								Long Term
								Compensation
								Awards
	Annual Compensation
								Securities
	Fiscal					Other Annual		Underlying		All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)		Options(#)		Compensation($)

David Goronkin(1)	2005	472,500	(4)	236,368	(7)	1,100	(13)	-0-		5,451	(17)
President and	2004	458,654	(5)	187,425	(8)	1,100	(13)	62,000	(14)	68,152	(18)
Chief Executive Officer	2003	164,232		93,750	(9)	1,100	(13)	200,000	(15)	-0-

Diana G. Purcel(2)	2005	175,000	(6)	46,690	(10)	-0-		-0-		2,091	(19)
Chief Financial Officer	2004	168,173	(5)	48,106	(11)	-0-		20,000	(14)	-0-
and Secretary	2003	14,596		5,000	(12)	-0-		30,000	(16)	-0-

Christopher O’Donnell(3)	2005	172,000		40,153		-0-		-0-		-0-
Executive Vice	2004	169,600	(5)	48,514		-0-		20,000	(14)	-0-
President Operations	2003	154,237		28,000		-0-		-0-		-0-

(1)	Mr. Goronkin was appointed Chief Executive Officer on August 11, 2003.

(2)	Ms. Purcel became Chief Financial Officer and Secretary on November 19, 2003.

(3)	Mr. O’Donnell became Executive Vice President on January 2, 2006. Prior to assuming his new position, he had served as Sr. Vice President Operations since June 19, 2002, prior to which he served as Vice President of Human Resources.

(4)	Includes $27,369 that was deferred at the election of Mr. Goronkin under the Company’s Non-qualified Deferred Compensation Plan.

(5)	Reflects salary earned over the 53-week fiscal year.

(6)	Includes $4,038 that was deferred at the election of Ms. Purcel under the Company’s Non-qualified Deferred Compensation Plan.

(7)	Represents a bonus earned by Mr. Goronkin for his performance during fiscal 2005. Mr. Goronkin elected to defer $47,274 of this bonus amount for one year under the Company’s Deferred Stock Unit Plan.

(8)	Represents a bonus earned by Mr. Goronkin for his performance during fiscal 2004. Mr. Goronkin elected to defer $50,000 of this bonus amount for two years under the Company’s Deferred Stock Unit Plan.

(9)	Represents a bonus earned by Mr. Goronkin for his performance during fiscal 2003. Mr. Goronkin elected to defer the entire amount of this bonus for one year under the Company’s Deferred Stock Unit Plan.

(10)	Represents a bonus earned by Ms. Purcel for her performance during fiscal 2005.

(11)	Represents a bonus earned by Ms. Purcel for her performance during fiscal 2004. Ms. Purcel elected to defer $15,000 of this bonus amount for one year under the Company’s Deferred Stock Unit Plan.

(12)	Represents a pro-rated bonus paid to Ms. Purcel for her performance during fiscal 2003.

(13)	Represents premium payments for a term-life insurance policy, made by the Company on behalf of Mr. Goronkin during fiscal years 2005, 2004 and 2003, respectively.

(14)	Includes options granted in 2004 for fiscal 2003 performance.

(15)	Includes options granted pursuant to Mr. Goronkin’s employment agreement in connection with the commencement of his employment.

(16)	Includes options granted in connection with the commencement of Ms. Purcel’s employment.

(17)	Represents amounts matched by the Company under its Non-qualified Deferred Compensation Plan related to Mr. Goronkin’s 2005 salary deferral.

(18)	Represents the earnings received by Mr. Goronkin in fiscal 2005 on compensation deferred by Mr. Goronkin in 2004 under the Company’s 2004 Deferred Stock Unit Plan.

(19)	Represents amounts matched by the Company under its Non-qualified Deferred Compensation Plan related to Ms. Purcel’s 2005 salary deferral.
OPTION GRANTS IN LAST FISCAL YEAR
      The Company granted no stock options to the Named Executives during fiscal year 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES
      The following table summarizes information with respect to options held by the Named Executives, and the value of the options held by such persons as of January 1, 2006 (the end of fiscal 2005).

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at FY-End		In-The-Money
					Options at FY-End(1)
	Number of Shares	Value
Name	Acquired on Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David Goronkin	–0–	–0–	148,833	113,167	$1,035,357	$716,082
Diana G. Purcel	–0–	–0–	17,000	33,000	$100,240	$188,760
Christopher O’Donnell	4,000	43,040	83,000	27,000	$605,860	$132,840

(1)	Based upon the difference between the option exercise price and the closing sale price of the Common Stock on December 30, 2005 (the last trading day prior to the end of the Company’s 2005 fiscal year), which was $11.27.
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
      The following table summarizes information with respect to awards granted to the Named Executives under long-term incentive plans during the fiscal year ended January 1, 2006. All such incentives issued to the Named Executives were awards of performance shares made under two separate “Performance Share Programs,” each corresponding to a three-year performance incentive period during which measurement of the Company’s cumulative earnings per share against established goals would determine the number of shares ultimately issued to the Named Executive. The Performance Share Programs are administered as part of the Company’s stock incentive plans. More detailed descriptions of the Company’s Performance Share Programs can be found under the heading “Other Employee Compensation Plans and Arrangements” below.

			Estimated Future
			Payouts Under Non-
			Stock Price-Based Plans
	Number of Shares,	Performance or Other
	Units or	Period Until	Minimum	Maximum
Name	Other Rights(1)	Maturation of Payout	Number	Number(2)

David Goronkin	44,630	Fiscal 2005 – Fiscal 2007	–0–	44,630
	29,900	Fiscal 2006 – Fiscal 2008	–0–	59,800
Diana G. Purcel	14,628	Fiscal 2005 – Fiscal 2007	–0–	14,628
	7,200	Fiscal 2006 – Fiscal 2008	–0–	14,400
Christopher O’Donnell	14,628	Fiscal 2005 – Fiscal 2007	–0–	14,628
	6,200	Fiscal 2006 – Fiscal 2008	–0–	12,400

(1)	Represents the “Target” number of shares of common stock that the recipient will receive at the end of the three-year performance period if 100% of the cumulative earnings per share goal over such period is achieved.

(2)	Represents the maximum number of shares of common stock that the recipient is eligible to receive that at the end of the three-year performance period under the applicable Performance Share grant. If the Company achieves between 80% and 100% of the Cumulative EPS Goal, recipients will be entitled to a percentage of the “Target” number of shares equal to the percentage of the Cumulative EPS Goal achieved. In the case of the 2006-2008 Program, if the Company achieves between 100% and 150% of the Cumulative EPS Goal for the period, in addition to the “Target” number of Performance Shares, the recipient will be entitled to receive a number of additional Performance Shares equal to twice the incremental percentage increase in the Cumulative EPS Goal over 100% (e.g., if the Company achieves 120% of the Cumulative EPS Goal, then the recipient will be entitled to receive 140% of his or her “Target” Performance Share amount).

Employment Agreements and Employment Arrangements
      On July 25, 2003, the Company entered into a two-year written employment agreement with David Goronkin, the Company’s current Chief Executive Officer, that became effective on August 11, 2003. Pursuant to the agreement, Mr. Goronkin was entitled to receive an annualized base salary of $450,000 (subject to increase at the discretion of the Board of Directors) and was eligible for a bonus of up to 50% of his base salary based on his satisfaction of certain performance-based criteria. In addition to providing health, medical, dental, vision and disability insurance coverage, and customary benefits, the Company agreed to purchase a term life insurance policy with beneficiaries of Mr. Goronkin’s choice. The employment agreement provided that Mr. Goronkin would continue to receive his base salary and insurance benefits for a period of up to 18 months if he was terminated by the Company for a reason other than death, disability or “cause,” if Mr. Goronkin resigned for “good reason,” or if Mr. Goronkin was terminated for any reason within six months following a “change in control,” each as defined in the employment agreement. The employment agreement provided that Mr. Goronkin would not compete with the Company for two years after the termination of his employment with the Company. Effective January 1, 2005, the Board of Directors increased Mr. Goronkin’s annualized base salary to $472,500.
      On February 25, 2005, the Company entered into an amended and restated employment agreement with Mr. Goronkin on substantially the same terms as his prior agreement, except that Mr. Goronkin’s minimum annualized base salary was set at $472,500, he is eligible to receive a bonus of up to 75% of his base salary, and that Mr. Goronkin’s severance package (payable if he is terminated by the Company for a reason other than death, disability or “cause,” if he resigns for “good reason,” or if he is terminated for any reason within six months following a “change in control,” each as defined in the employment agreement) was reduced from 18 to 12 months of base salary and insurance benefits. The new agreement has a one year term commencing as of January 1, 2005 and automatically renews for successive one year terms.
      Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has an employment arrangement with the Company pursuant to which, during fiscal 2005, she received an annualized salary of $175,000, along with medical, dental and other customary benefits. Effective January 2, 2006, the Company increased Ms. Purcel’s annualized base salary to $210,000. Ms. Purcel’s employment arrangement includes a statement of severance protection which provides that, in the event of her separation from employment due to change in control or for any reason other than for cause, the Company will provide her six months’ base compensation, mitigated should she find new employment during the six month period.
      Christopher O’Donnell, the Company’s Executive Vice President of Operations, has an employment arrangement with the Company pursuant to which, during fiscal 2005, he received an annualized salary of $172,000, along with medical, dental and other customary benefits. Effective January 2, 2006, the Company increased Mr. O’Donnell’s annualized base salary to $180,600.
Other Employee Compensation Plans and Arrangements

Performance Share Programs
      The Company has approved three Performance Share Programs under its equity compensation plans, each of which grants recipients the right to receive a specified number of shares of the Company’s common stock (“Performance Shares”) following the filing of the Company’s Annual Report on Form 10-K for the last fiscal year of the applicable three-year performance period, subject to the Company achieving certain percentages of the cumulative total of the earnings per share goals during each of the fiscal years making up the three-year performance period (the “Cumulative EPS Goal”).

      Under the 2004-2006 Performance Share Program, the Company granted certain employees, including the officers, the right to receive Performance Shares following the filing of the Company’s Annual Report on Form 10-K for fiscal 2006, subject to the Company achieving a specified percentage of its Cumulative EPS Goal for fiscal 2004, fiscal 2005 and fiscal 2006. The specified percentage will be determined using a weighted average calculation that takes into account 100% of the fiscal 2004 earnings per share goal and 80% of the earnings per share goals for each of fiscal 2005 and 2006. If the Company achieves the specified percentage of the Cumulative EPS Goal, each recipient will be entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to a maximum of 100%.
      Under the 2005-2007 Performance Share Program, the Company granted certain employees, including officers, the right to receive Performance Shares following the filing of the Company’s Annual Report on Form 10-K for fiscal 2007, subject to the Company achieving at least 80% of the Cumulative EPS Goal for fiscal 2005, fiscal 2006 and fiscal 2007. If the Company achieves at least 80% of the Cumulative EPS Goal, each recipient will be entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to a maximum of 100%.
      Under the 2006-2008 Performance Share Stock Program, the Company granted certain employees, including officers, the right to receive Performance Shares following the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, subject to the Company achieving at least 80% of the Cumulative EPS Goal for fiscal 2006, fiscal 2007 and fiscal 2008. If the Company achieves at least 80% of the Cumulative EPS Goal, each recipient will be entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company. If the Company achieves between 100% and 150% of the Cumulative EPS Goal, each recipient will be entitled to receive an additional percentage of the “Target” number of Performance Shares granted equal to twice the incremental percentage increase in the Cumulative EPS Goal over 100% (e.g., if the Company achieves 120% of the Cumulative EPS Goal, then the recipient will be entitled to receive 140% of his or her “Target” Performance Share amount).
      The earnings per share goal for each fiscal year is determined by the Company’s Compensation Committee prior to the end of the first fiscal quarter of the applicable fiscal year. The actual earnings per share for each fiscal year is based on the earnings per diluted share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s corresponding Annual Report on Form 10-K. The Performance Shares will be issued following the filing of the Company’s Annual Report on Form 10-K for the last fiscal year of the three-year performance period, as provided above, if the applicable specified percentage of the Cumulative EPS Goal is achieved. The Performance Share grants for each recipient are also contingent upon the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for the applicable fiscal year and the recipient having signed and delivered a non-competition agreement.

2004 Deferred Stock Unit Plan
      The Company has adopted an Executive Elective Deferred Stock Unit Plan (the “Deferred Stock Unit Plan”), in which executives can elect to defer all or part of their bonus compensation for a specified period of time. The amount of compensation that is deferred is converted into a number of stock units, as determined by the share price of our common stock on the effective date of the election. Accordingly, we recognize compensation expense throughout the deferral period to the extent that the share price of our common stock increases, and reduce compensation expense throughout the deferral period to the extent that the share price of our common stock decreases.

Deferred Compensation Plan
      The Company adopted a Non-Qualified Deferred Compensation Plan effective as of February 25, 2005 (the “Deferred Compensation Plan”). Selected employees who are at the “director” level and above are eligible to participate in the Deferred Compensation Plan. Participants must complete a deferral election each year to indicate the level of compensation (salary, bonus and commissions) they wish to have deferred for the coming year. This deferral election is irrevocable except to the extent permitted by the Deferred Compensation Plan’s administrator, and the applicable regulations promulgated by the Internal Revenue Service. The Company matches 50.0% of the first 4.0% contributed by participants and currently pays a declared interest rate of 8.0% on balances outstanding. The Board of Directors administers the Deferred Compensation Plan and can change the rate and any other aspects of the plan at any time.
      Deferral periods are capped at the earlier of termination of employment or not less than three calendar years following the end of the applicable Deferred Compensation Plan Year. Extensions of the deferral period for a minimum of five years are allowed provided the election is made at least one year before the first payment affected by the change. Payments can be in a lump sum or in equal payments over a two-, five- or ten-year period, plus interest from the commencement date.
      The Deferred Compensation Plan assets are kept in an unsecured account that has no trust fund. In the event of bankruptcy, any future payments would have no greater rights than that of an unsecured general creditor of the Company and they confer no legal rights for interest or claim on any assets of the Company. Benefits provided by the Deferred Compensation Plan are not insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), because the pension insurance provisions of ERISA do not apply to the Deferred Compensation Plan.
      For the plan year ended January 1, 2006, Named Executives contributed approximately $31,400 to the Plan and the Company provided matching funds and interest of approximately $7,500.
Director Compensation
      The Company grants each of its non-employee directors options to purchase 25,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors, which vest in equal installments over four years. The Company also grants its non-employee directors options to purchase 5,000 shares of the Company’s Common Stock on the day after each annual shareholder’s meeting, which vest in their entirety on the first anniversary of the date of grant. The exercise price of all such options is equal to the fair market value of the Company’s Common Stock on the date of grant.
      In addition to stock options, each non-employee director of the Company receives $5,000 for each meeting of the Board of Directors attended in person, or $2,500 for each such meeting attended by telephone.
      Non-employee directors may also be granted, at the discretion of the Compensation Committee, additional stock incentives that contain such terms and provisions as the Compensation Committee determines at the time of grant.
      During fiscal 2005 options were granted to the following non-employee directors:

		Number
	Date Options	of Shares	Exercise	Vesting
Name	Granted	Granted	Price	Schedule

K. Jeffery Dahlberg	05/13/2005	5,000	$10.98	05/13/2006
F. Lane Cardwell	05/13/2005	5,000	$10.98	05/13/2006
Mary L. Jeffries	05/13/2005	5,000	$10.98	05/13/2006
Mary L. Jeffries	05/13/2005	500 (1)	$10.98	Vested upon grant (1)
Richard L. Monfort	05/13/2005	5,000	$10.98	05/13/2006
Dean A. Riesen	05/13/2005	5,000	$10.98	05/13/2006

(1)	Ms. Jeffries, the Chair of the Audit Committee, was granted 500 shares in recognition of the extensive workload she undertook in 2005 as a result of Sarbanes-Oxley rules and other changes in the law.
     Members of the Board who are also employees of the Company receive no stock options or performance shares for their services as directors.

Executive Officers of the Company

		Principal Occupation, Business Experience
Name and Title	Age	for the Past Five Years and Directorships of Public Companies

David Goronkin President and Chief Executive Officer	43	See “Election of Directors (Proposal One)” — above.

Diana G. Purcel Chief Financial Officer and Secretary	39	Ms. Purcel has served as Chief Financial Officer and Secretary of the Company since November 19, 2003. Prior to joining the Company, Ms. Purcel served as Vice President and Chief Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and paper goods, from 2002 until September 2003, during which time that company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Minnesota. While she was with Paper Warehouse, she also served as its Vice President, Controller and Chief Accounting Officer from 1999 to 2002. Over the course of her career, Ms. Purcel has held financial and accounting positions with Provell, Inc (formerly Damark International, Inc.) and Target Corporation (formerly Dayton Hudson Corporation). Ms. Purcel is a certified public accountant who spent five years with the firm of Arthur Andersen in the late 1980s and early 1990s.

Christopher O’Donnell Executive Vice President of Operations	46	Mr. O’Donnell has served as Executive Vice President of Operations of the Company since January 2, 2006. From June 19, 2002 to January 1, 2006, he served as Senior Vice President of Operations and from February 1998 to June 2002, he served as the Company’s Vice President of Human Resources. Prior to joining the Company, Mr. O’Donnell was Vice President of Development for Pencom International, a producer of training products for restaurant and hotel operators aimed at increasing sales, improving service, building traffic, addressing staffing challenges and reducing turnover. From 1982 to 1987 Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado.

STOCK PERFORMANCE GRAPH
      The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing the cumulative, five-year return to the Company’s shareholders (based on appreciation of the market price of the Company’s common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company’s common stock price for the period from December 31, 2000 through January 1, 2006, to the S&P 500 Stock Index and to the S&P Small Cap Restaurant Index.
      The Company has elected to use the S&P Small Cap Restaurant Index in compiling its stock performance graph because it believes the S&P Small Cap Restaurant Index represents a comparison to competitors with similar market capitalization to the Company.
      The presentation assumes that the value of an investment in each of the Company’s common stock, the S&P 500 Index and the S&P Small Cap Restaurant Index was $100 on December 31, 2000, and that any dividends paid were reinvested in the same security.
Comparison of Five-Year Cumulative Total Return
Among Famous Dave’s Of America, Inc., The S&P 500 Index,
And The S&P Small Cap Restaurant Index

Total Return Analysis	12/31/2000	12/30/2001	12/29/2002	12/28/2003	1/2/2005	1/1/2006

Famous Dave’s of America	$100.00	$243.67	$104.83	$155.00	$425.00	$375.67

S&P Small Cap Restaurants	$100.00	$117.69	$120.36	$172.04	$207.51	$211.67

S&P 500	$100.00	$78.95	$54.06	$81.09	$88.06	$89.27

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)
      The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company’s financial reports. Independent registered public accountants play an important part in the Company’s system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year. A representative of Grant Thornton LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.
      If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Fees billed to Company by Its Independent Registered Public Accounting Firm
      The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton LLP during fiscal years 2005 and 2004.

	2005	2004

Audit Fees(1)(2)	$230,300	$170,765
Audit-Related Fees(3)	9,700	7,520
Tax Fees(4)	75,000	–0–
All Other Fees(5)	4,000	–0–

Total Fees	$319,000	$178,285

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Includes fees of $142,000 in fiscal 2005 and $91,440 in fiscal 2004 for work performed in connection with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above including 401K audit.

(4)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(5)	All Other Fees typically consist of fees for permitted non-audit products and services provided.
     The Audit Committee of the Board of Directors has reviewed the services provided by Grant Thornton LLP during fiscal year 2005 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Grant Thornton LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Grant Thornton LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
Pre-Approval Policy
      The Company’s Audit Committee Charter (a copy of which was attached as Appendix A to the proxy statement for the 2004 annual shareholders’ meeting) provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002. During fiscal 2005, all services performed by Grant Thornton LLP were pre-approved in accordance with the Audit Committee Charter.
      Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the Audit Committee. The Chairperson must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the Audit Committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 on a cumulative basis in additional permitted audit fees with Grant Thornton, which authority and amount will be reviewed and approved annually.

OTHER MATTERS
Board of Directors and Committees

Board of Directors
      The Company’s Board of Directors is currently comprised of six (6) members, each of which is identified under Proposal One (“Election of Directors”) above. The following directors, which constitute a majority of the Board, are “independent directors” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards: F. Lane Cardwell, Jr., K. Jeffrey Dahlberg, Mary L. Jeffries, Richard L. Monfort and Dean A. Riesen. The Board of Directors held four meetings during fiscal 2005 and took action by written action in lieu of a meeting three times. The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Strategic Planning Committee. During fiscal 2005, each member of the Board of Directors attended at least 75% of the board meetings and meetings of committees to which they belong.
Audit Committee of the Board of Directors
      The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Chairperson Mary L. Jeffries and Messrs. Richard L. Monfort and Dean A. Riesen. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the written charter, as amended to date, was attached as Appendix A to the proxy statement for the 2004 annual shareholders’ meeting. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company’s independent registered public accounting firm; and (iii) providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company’s independent registered public accounting firm, as well as tax work performed by the Company’s tax firm, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee held four formal meetings and three informal quarterly telephonic meetings during fiscal 2005.
      The Board of Directors has determined that at least one member of the Audit Committee, Mary L. Jeffries, is an “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee (including Ms. Jeffries) is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee of the Board of Directors
      The Company has established a two-member Compensation Committee within the Board of Directors that currently consists of Dean A. Riesen and F. Lane Cardwell, Jr.. The Compensation Committee reviews the Company’s remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company’s incentive compensation plans. The Compensation Committee held three meetings during fiscal 2005 and took action by written action in lieu of a meeting two times.

Corporate Governance and Nominating Committee of the Board of Directors
      The Company has established a Corporate Governance and Nominating Committee within the Board of Directors that consists of Chairman Dean A. Riesen, Mary L. Jeffries and F. Lane Cardwell, Jr., each of whom satisfies the independence requirements of The NASDAQ Stock Market rules. The primary role of the Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board.
      The Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
      The Corporate Governance and Nominating Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the Corporate Governance and Nominating Committee approves a candidate for further review following an initial screening, the Corporate Governance and Nominating Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance and Nominating Committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance and Nominating Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance and Nominating Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance and Nominating Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.
      Recommendations for candidates to be considered for election to the Board at the Company’s annual shareholders’ meeting may be submitted to the Corporate Governance and Nominating Committee by the Company’s shareholders. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Chairperson of the Corporate Governance and Nominating Committee, in care of the Company’s Secretary at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the Corporate Governance and Nominating Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	A representation that the nominating shareholder is a holder of record of the Company entitled to vote at the current year’s annual meeting;

•	A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director of the Company if so elected.
      The Corporate Governance and Nominating Committee held one meeting during fiscal 2005.

Strategic Planning Committee of the Board of Directors
      The Company has established a Strategic Planning Committee within the Board of Directors which currently consists of Messrs. F. Lane Cardwell (Chairman), David Goronkin and Dean A. Riesen. The primary role of the Strategic Planning Committee is to consider the long-term strategic direction of the Company and make recommendation regarding the long-term strategic direction of the Company to the full Board of Directors. The Strategic Planning Committee held one meeting during fiscal 2005.
Corporate Governance, Ethics and Business Conduct
      The Company’s Board of Directors firmly believes that the commitment to sound corporate governance practices is essential to obtaining and retaining the trust of investors, employees, guests and suppliers. The Company’s corporate governance practices reflect the requirements of applicable securities laws, including the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market listing requirements and the Company’s own vision of good governance practices. As part of its adherence to these corporate governance practices, the Company has adopted the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices.
      In addition to establishing practices that comply with applicable laws and listing requirements, at its February 22, 2006, meeting, the Board of Directors approved enhancements to the Company’s Corporate Governance Principles and Practices, including provisions that:

•	limit the number of boards on which Directors may sit;

•	require regular internal performance reviews of the board and its members;

•	prohibit the adoption of equity plans without shareholder approval; and

•	establish executive and board stock ownership guidelines.
      The Board of Directors is in the process of finalizing the details of these latest additions to the Company’s Corporate Governance Principles and Practices and will post the amended Company’s Corporate Governance Principles and Practices on the Company’s website when the revisions are complete.
      The Company is committed to conducting business lawfully and ethically. All of its employees, including its Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. The Company’s Code of Ethics and Business Conduct covers areas of professional conduct, including workplace behavior, conflicts of interest, fair dealing with competitors, guests and vendors, the protection of Company assets, trading in Company securities and confidentiality, among others. The Code of Ethics and Business Conduct requires strict adherence to all laws and regulations applicable to our business and also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Code of Ethics and Business Conduct. In addition to the Code of Ethics and Business Conduct, the Company has adopted a separate Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller.
      The full text of the Famous Dave’s of America, Inc. Corporate Governance Principles and Practices, the Code of Ethics and Business Conduct and the Code of Ethics specifically applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller are each available online at www.famousdaves.com (click on “Investor Relations”, “Corporate Governance” and “Corporate Governance Principles and Practices”, “Code of Ethics” and “Business Conduct Policy”, or “Code of Ethics” specifically applicable to CEO, CFO and Controller, as applicable).
Compensation Committee Interlocks and Insider Participation
      During fiscal 2005, directors serving on the Compensation Committee included F. Lane Cardwell and Dean A. Riesen. There are no relationships among members of the Compensation Committee, members of the Board of Directors or executive officers of the Company that require disclosure under Item 402(j) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Ability of Shareholders to Communicate with the Company’s Board of Directors
      The Company’s Board of Directors has established several means for shareholders and others to communicate with the Company’s Board of Directors. If a shareholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company’s Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Corporate Governance and Nominating Committee in care of the Company Secretary at the Company’s headquarters address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarters address. All shareholder communications will be sent to the applicable director(s).

Report of the Audit Committee
      The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors, the full text of which is available online at www.famousdaves.com (click on “Investor Relations,” “Corporate Governance” and “Audit Committee Charter”). This Charter reflects the Audit Committee’s increased responsibilities as a result of the Sarbanes-Oxley Act of 2002, as well as The Nasdaq Stock Market corporate governance standards. Each of the members of the Audit Committee qualifies as an “independent” director under the current applicable listing standards of The Nasdaq Stock Market.
      The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.
      The Audit Committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year and discussed them with management.
      The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and PCAOB Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.
      The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1 (Independence Discussions with Audit Committees), as amended, promulgated by the Independence Standards Board, and has discussed with the independent accountants, their independence.
      The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

MARY L. JEFFRIES, Chairperson
RICHARD L. MONFORT
DEAN A. RIESEN

Compensation Committee Report on Executive Compensation
      A two-member Compensation Committee within the Board of Directors generally makes decisions on compensation of the Company’s executives. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board of Directors. The current members of the Compensation Committee are Messrs. F. Lane Cardwell and Dean A. Riesen (Chairman). Pursuant to rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries for the 2005 fiscal year as they affected the Company’s executive officers.
      The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be consistent with others in the Company’s industry.
      There are four elements in the Company’s executive compensation program, all determined by individual and corporate performance.

•	Base salary compensation

•	Annual incentive compensation

•	Stock incentive awards (including conditional grants of performance shares)

•	Deferred Stock Unit Plan
      Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry.

Base Salary Compensation
      Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, the performance and potential of the incumbent in the job and competitive market information.

Annual Incentive Compensation
      Annual incentive compensation potential for executives of the Company is based on competitive market information for similar positions and experience and the actual payouts are based on achieving corporate earnings per share targets.

Stock Incentive Awards
      Based upon surveys of employee stock incentive programs and consultations with independent compensation advisers, in fiscal 2004 the Compensation Committee determined that, commencing in fiscal 2005, all stock incentive awards for employees of the Company, including officers should take the form of performance shares, replacing the Company’s historical practice of issuing stock options as a form of stock incentive. It was the determination of the Compensation Committee that performance shares as an incentive award more closely align the Company’s objectives with that of its shareholders, as these shares are earned based on achievement of specific cumulative earnings per share goals for a three year period, not merely the passage of time. The Company initiated the issuance of performance shares with its 2004-2006 Performance Share Program and has since established two subsequent Programs. A full description of the 2004-2006, 2005-2007 and 2006-2008 Performance Share Programs can be found below under the heading “Description of Performance Share Programs.”
      The Compensation Committee surveys employee stock incentive programs of companies with similar capitalization to the Company prior to recommending grants of stock incentives to the Company’s executive officers. The Compensation Committee also consults with independent compensation advisers when it deems such consultation to be appropriate. The value realizable from stock incentives is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time with respect to exercisable stock options and following the three year period over which performance criteria is measured with respect to grants of performance shares. In addition, the decision as to whether the value of exercisable stock options will be realized in any particular year is determined by each individual executive’s decision whether to exercise all or portion of such stock options and not by the Compensation Committee. Accordingly, when the Compensation Committee recommends that a stock incentive be granted to an executive, that recommendation does not take into account any gains realized that year by the executive as a result of his or her individual decision to exercise an option granted in a previous year or any gains realized by him or her upon the ultimate grant of shares underlying a stock performance grant.
      In future years, the Compensation Committee will continue to evaluate the appropriate form for Company stock incentive awards and make changes to the form of such awards as it deems desirable and in the best interests of the Company from time to time.

Description of Performance Share Programs
      The Compensation Committee of the Company’s Board of Directors has approved a 2004-2006 Performance Stock Program under its equity compensation plans. Under the Program, the Company granted certain employees, including the officers, the right to receive a specified number of shares of the Company’s common stock (the “Performance Shares”) following the filing of the Company’s Annual Report on Form 10-K for fiscal 2006, subject to the Company achieving a specified percentage of the cumulative total of the earnings per share goals for fiscal 2004, fiscal 2005 and fiscal 2006 (the “Cumulative EPS Goal”). The specified percentage will be determined using a weighted average calculation that takes into account 100% of the fiscal 2004 earnings per share goal and 80% of the earnings per share goals for each of fiscal 2005 and 2006. If the Company achieves the specified percentage of the Cumulative EPS Goal, each recipient will be entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to a maximum of 100%. The Performance Share grants for each recipient are also contingent upon the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for fiscal 2006 and the recipient having signed and delivered a non-competition agreement.
      The Compensation Committee has approved a 2005-2007 Performance Share Stock Program under its equity compensation plans. The 2005-2007 Program granted certain Company employees, including officers, the right to receive Performance Shares following the filing of the Company’s Annual Report on Form 10-K for fiscal 2007. Under the 2005-2007 Program, if the Company fails to achieve 100% of the Cumulative EPS Goal but achieves at least 80% of the Cumulative EPS Goal, recipients will be entitled to receive a percentage of their Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to a maximum of 100%.
      The Compensation Committee has approved a 2006-2008 Performance Share Stock Program under its equity compensation plans. The 2006-2008 Program granted certain Company employees, including officers, the right to receive Performance Shares following the filing of the Company’s Annual Report on Form 10-K for fiscal 2008 if the Company achieves at least 80% of the Cumulative EPS Goal. In such instance, each recipient will be entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company. If the Company exceeds its Cumulative EPS Goal, each recipient will receive 100% of his or her Performance Shares plus an additional percentage equal to twice the incremental percentage over 100% achieved by the Company, up to a maximum of 200% of his or her Performance Shares (e.g., if the Company achieves 120% of the Cumulative EPS Goal, then the recipient will be entitled to receive 140% of his or her “Target” Performance Share amount).
      The earnings per share goal for each fiscal year will be determined by the Compensation Committee prior to the end of the first fiscal quarter of the applicable fiscal year. The actual earnings per share for each fiscal year shall be based on the earnings per share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s corresponding Annual Report on Form 10-K.
      The Compensation Committee believes that the Performance Share Programs, as amended and revised, are more consistent with the Company’s desire to provide increased levels of incentive compensation based upon increased levels of employee performance.
      In fiscal 2005, the Company granted certain employees, including its officers, the right to receive up to 126,013 Performance Shares under the 2005-2007 and 83,200 Performance Shares under the 2006-2008 Performance Stock Program, subject to achieving 100% of the performance thresholds set forth above. In the event that more than 100% of the performance thresholds are achieved, the number of Performance Shares issued under the 2006-2008 Program could be greater as explained above. The Company recognized approximately $566,000 of compensation expense in its consolidated statement of operations for fiscal 2005 related to these programs in addition to its 2004-2006 program.

Compensation of Chief Executive Officer
      Based on the terms of his employment agreement with the Company, Mr. Goronkin received an annualized base salary of $472,500 during fiscal 2005, which the Compensation Committee believes is competitive with executives in other industry-related companies. Mr. Goronkin elected to defer $27,369 of his salary under the Company’s Nonqualified Deferred Compensation Plan and, pursuant to that plan, the Company matched his deferral in the amount of $5,451. The Company granted Mr. Goronkin a bonus of $236,368 in 2005 for his performance during fiscal 2004 of which Mr. Goronkin elected to defer $47,274 for one year under the Company’s Deferred Stock Unit Plan.

F. LANE CARDWELL
DEAN A. RIESEN, Chairman

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF
      The Company has outstanding one class of voting securities, Common Stock, $0.01 par value, of which 10,608,583 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.
      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota 55343, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

	Shares
	Beneficially		Percentage
Name and Address of Beneficial Owner	Owned		of Total

David Goronkin	196,933	(1)	1.83%
Diana G. Purcel	24,000	(2)	*
Christopher O’Donnell	88,000	(3)	*
F. Lane Cardwell, Jr.	27,500	(4)	*
K. Jeffrey Dahlberg	342,800	(5)	3.21%
Mary L. Jeffries	27,035	(6)	*
Richard L. Monfort	76,500	(7)	*
Dean A. Riesen	107,500	(8)	1.01%
All Directors and Officers as a group (8 people)	890,268	(9)	8.07%
FMR Corporation (Fidelity Management Research Corp.)	667,903	(10)	6.30%
82 Devonshire Street
Boston, MA 02109
Vicuna Advisors, L.L.C.	626,592	(11)	5.91%
230 Park Avenue, 7th Floor
New York, NY 10169

*	less than 1%

(1)	Includes 164,333 shares that Mr. Goronkin has the right to acquire within 60 days.

(2)	Includes 2,000 shares held by Ms. Purcel in a self-directed IRA and 22,000 shares that Ms. Purcel has the right to acquire within 60 days.

(3)	Includes 88,000 shares that Mr. O’Donnell has the right to acquire within 60 days.

(4)	Includes 22,500 shares that Mr. Cardwell has the right to acquire within 60 days.

(5)	Includes 70,000 shares that Mr. Dahlberg has the right to acquire within 60 days.

(6)	Includes 23,000 shares that Ms. Jeffries has the right to acquire within 60 days.

(7)	Includes 10,000 shares that Mr. Monfort has the right to acquire within 60 days.

(8)	Includes 27,500 shares that Mr. Riesen has the right to acquire within 60 days.

(9)	Includes 427,333 shares that such individuals have the right to acquire within 60 days.

(10)	Based on the most recent Schedule 13G filed on February 14, 2006 with the Securities and Exchange Commission.

(11)	Based on the most recent Schedule 13G filed on February 14, 2006 with the Securities and Exchange Commission.

CERTAIN TRANSACTIONS
      In fiscal 2005, the Company did not engage in related party transactions with its officers, directors or significant shareholders.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      On March 9, 2005, Richard L. Monfort filed a Form 4 reporting a stock option exercise, which Form 4 was due on March 7, 2005. Otherwise, based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended January 1, 2006.
PROPOSALS OF SHAREHOLDERS
      Any shareholder who desires to submit a proposal for action by the shareholders at the next annual meeting must submit such proposal in writing to Diana G. Purcel, Secretary, Famous Dave’s of America, Inc., 12701 Whitewater Drive, Suite 200, Minnetonka, Minnesota, 55343, by December 12, 2006. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.
DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY SHAREHOLDER PROPOSALS
      Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.
      With respect to the Company’s 2007 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by February 25, 2007, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION
      The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited personally, by telephone, by telegram or by special letter.
      The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Diana G. Purcel
Chief Financial Officer and Secretary

FAMOUS DAVE’S OF AMERICA, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 10, 2006
9:00 a.m.
Calhoun Blues Club
3001 Hennepin Avenue
Calhoun Square
Minneapolis, MN

Famous Dave’s of America, Inc. 12701 Whitewater Dr., Suite 200 Minnetonka, MN 55343	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned, a shareholder of Famous Dave’s of America, Inc., hereby appoints David Goronkin and Diana G.Purcel, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Famous Dave’s of America, Inc. to be held at the Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Wednesday, May 10, 2006 at 9:00 a.m., and at any and all adjournments thereof.
See reverse for voting instructions.

ò Please detach here ò
The Board of Directors Recommends a Vote FOR ALL NOMINEES.

1. Election of directors:	01 F. Lane Cardwell, Jr.	04 Mary L. Jeffries	☐	Vote FOR	☐	Vote WITHHELD
	02 K. Jeffrey Dahlberg	05 Richard L. Monfort		all nominees		from all
	03 David Goronkin	06 Dean A. Riesen		(except as marked)		nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to ratify the appointment of Grant Thornton LLP, registered public accounting firm, as independent auditors of the Company for fiscal 2006.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Upon such other business as may properly come before the meeting or any adjournments thereof.
When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

Address Change? Mark Box Indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).